UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 9, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Auctus Fund, LLC

On December 7, 2016, CannaSys, Inc. entered into a Securities Purchase Agreement with Auctus Fund, LLC, a Delaware limited liability company ("Auctus"), and executed a 12% Convertible Promissory Note, in the principal amount of $35,750. On December 9, 2016, Auctus funded the note for $30,000, less $5,750 in due diligence costs and attorney fees, which was retained by Auctus.

The Securities Purchase Agreement and the Convertible Promissory Note were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Auctus is an "accredited investor" as defined in Rule 501(a) of Regulation D and confirmed the foregoing and acknowledged, in writing, that the securities were acquired and will be held for investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

Kodiak Capital Group, LLC

On December 15, 2016, CannaSys, Inc. and Kodiak Capital Group, Inc., entered into Amendment No. 1 to Equity Purchase Agreement to extend the Commitment Period to December 31, 2017, for the Equity Purchase Agreement dated December 15, 2015.

ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Miscellaneous
10.65	Securities Purchase Agreement between CannaSys, Inc., and Auctus Fund, LLC, dated December 7, 2016	Attached
10.66	CannaSys, Inc. 12% Convertible Redeemable Note Due December 7, 2017	Attached
10.67	Amendment No. 1 to Equity Purchase Agreement between CannaSys, Inc. and Kodiak Capital Group, LLC dated December 15, 2016	Attached
_______________________________________
*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: December 16, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer